SCHEDULE 14C
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act 1934

Check the appropriate box:
[X] Preliminary Information Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[   ] Definitive Information Statement

CLAIMNET.COM, INC.
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[   ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)  Title of each class of securities to which transaction applies.

2)  Aggregate number of securities to which transaction applies:

3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

4)  Proposed maximum aggregate value of transaction:
___________________________________________________________

[ ]	Fee paid previously by written preliminary materials.
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

1)  Amount Previously Paid:
2)  Form, Schedule or Registration Statement No.:
3)  Filing Party:
4)  Date Filed:

SCHEDULE 14C INFORMATION STATEMENT

OF

CLAIMSNET.COM, INC.
17304 Preston Road, Suite 700, Dallas, Texas 75252
Telephone: (972) 818-0720

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

May__, 2013

Notice of Written Consent in Lieu of Special Meeting

To Stockholders of Claimsnet.com, inc.:

This Information Statement is furnished by the Board of Directors (“Board”) of Claimsnet.com, inc., a Delaware corporation (“Company”, “our”, “us” or “we”), to holders of record at the close of business on May 9, 2013 (“Record Date”) of the Company’s common stock, par value $0.001 (“Common Stock”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Agreement”).

The Board and stockholders with a majority of the Company's voting power as of the Record Date (the “Holders”) have authorized an amendment to the Company’s Certificate of Incorporation to i) effect a reverse stock split of the issued and outstanding Common Stock, as of the Record Date, at a reverse split ratio of 200-to-1 pursuant to which any two hundred outstanding shares of Common Stock would be combined into one share of Common Stock (the “Reverse Stock Split”) , ii) change the name of the corporation to TransCoastal Corporation (the "Name Change") and iii increase the number of authorized common and preferred shares to 250 million and 25 million respectively (the "Increased Authorized Shares").    On May 9, 2013, the Company closed the acquisition transaction pursuant to an Amended Acquisition Agreement executed on April 24, 2013 (the “Agreement”) with TransCoastal Corporation (“TransCoastal”), a Texas corporation.  The Reverse Stock Split and Name Change are being effectuated pursuant to the terms of the Agreement, which provides for an adjustment of the Reverse Stock Split ratio under certain conditions.  Any fractional shares as a result of the Reverse Stock Split will be rounded up to a whole share up to a maximum number of post-Reverse Stock Split Shares.

After the closing of the acquisition of TransCoastal Corporation the Board and Holders authorized an additional amendment to the Company's Certificate of Incorporation to accomplish the Increased Authorized Shares.

These actions will not be effective any earlier than twenty days after the filing and mailing of this Information Statement and will be effective upon the filing of a certificate of amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware, reflecting the Reverse Stock Split, Name Change and Increased Authorized Shares.  This Information Statement will be mailed on or about May __, 2013, to the Company's stockholders of record as of the Record Date.

The cost of preparing, assembling and mailing this Information Statement is being borne by the Company.

___________________
Stuart G. Hagler
Chief Executive Officer

May __, 2013

THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU BY THE BOARD OF DIRECTORS OF THE COMPANY.

This Information Statement is being mailed or otherwise furnished to holders of shares of the common stock, $0.001 par value (“Common Stock”) and to the holders of the Series F preferred stock ("Preferred Stock"), of Claimsnet.com, Inc., a Delaware corporation (“Company”, “our”, “us” or “we”), on or about May __, 2013, in connection with certain actions taken by written consent of holders of a majority of the outstanding shares of Common Stock and preferred stock entitled to vote at a meeting of stockholders (“Holders”).  The Holders voted to approve three amendments to the Company’s Certificate of Incorporation in the forms attached as Exhibit A and Exhibit B to this Information Statement (“Amendments”).  The purpose of the Amendment as set forth in Exhibit A (Reverse Stock Split Amendment) is to effectuate a 200-to-1 reverse stock split (“Reverse Stock Split”) of the Company’s outstanding shares of Common Stock as provided in the Amended Acquisition Agreement (the “Agreement”), dated May 9, 2013, entered into by the Company and TransCoastal Corporation (“TransCoastal”), a Texas corporation.  The Agreement provides for an adjustment of the Reverse Stock Split ratio under certain conditions.  The purpose of the Amendment set forth in Exhibit B (“Name Change and Increased Authorized Shares Amendment”) is to change the name of the Company to TransCoastal Corporation and to increase the number of authorized common stock to 250 million shares and the number of authorized preferred stock to 25 million in anticipation of potential future growth of the Company.

Our Board of Directors (“Board”) approved the Amendments on May 9, 2013, and recommended that the Amendments be approved by our stockholders. The Amendments require the approval of holders of a majority of the shares entitled to vote at a stockholder meeting. Under Delaware law, we are permitted to obtain approval by stockholders of any amendment to our Certificate of Incorporation by written consent of holders of outstanding shares of voting capital stock having not less than the minimum number of votes that would be necessary to approve an amendment to our Certificate of Incorporation at a meeting at which all shares entitled to vote thereon were present and voted. On May 9, 2013, the Holders approved the Amendments by written consent.

We have elected not to call a special meeting of our stockholders in order to eliminate the costs and time involved in holding a special meeting. Our management has concluded that it is in the best interests of our Company to address this matter in the manner stated herein.

Stockholders of record at the close of business on May 9, 2013, the date on which the Holders approved the Amendment (the “Record Date”), are entitled to receive this Information Statement. As the Amendments have been duly approved by stockholders holding a majority of our outstanding Common Stock and preferred stock, approval or consent of the remaining stockholders is not required and is not being solicited hereby or by any other means.

The Amendment will become effective upon filing of the Certificate of Amendment relating to the Amendments with the Secretary of State of the State of Delaware, following our mailing of this Information Statement to the Holders.  The mailing will occur on or about May __, 2013, and the effective date of the Amendment is scheduled to be on or about June __, 2013 (the “Effective Date”).

This Information Statement will serve as written notice to Holders pursuant the Delaware General Corporation Law.

The date of this Information Statement is May __, 2013.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company’s authorized capital consisted of 40,000,000 shares of Common Stock, of which 35,644,696 shares of Common Stock were issued and outstanding and 4,000,000 shares of Preferred Stock of which 3,721,036 shares have been issued.  The holders of the Common Stock or Preferred Stock have no preemptive rights to acquire or subscribe to any issuances of additional shares of Common Stock or Preferred Stock.

Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. Each share of Preferred Stock entitles the holder to 1170.076 votes on each matter submitted to the stockholders.

The Company will ask brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock of the Company held of record as of the Record Date by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

AMENDMENTS TO CERTIFICATE OF INCORPORATION

On May 9, 2013, our Board authorized, and recommended that our stockholders approve, the Amendments.  On May 9, 2013, the Holders approved by written consent the Amendments and authorized the Board to effectuate the Reverse Stock Split, Name Change and Increased Authorized Shares.

Subject to and in connection with the closing of the Transaction a Certificate of Amendment to the Certificate of Incorporation, substantially in the form attached hereto as Exhibit A and Exhibit B, will be filed with the Secretary of State of the State of Delaware on or about June 17, 2013 to be effective when filed.

THE REVERSE STOCK SPLIT AND INCREASED AUTHORIZED SHARES

General

The Board and the Holders have authorized the filing of the Reverse Stock Split Amendment and the Name Change and Increased Authorized Shares Amendment to effectuate the Reverse Stock Split and the Increased Authorized Shares.

Background

As of the Record Date, the Company had 40,000,000 shares of Common Stock authorized, of which 35,644,696 shares were issued and outstanding.  As disclosed in the Company’s 10-K dated February 26, 2013, the Company needs additional capital and liquidity and has been exploring alternatives to relieve our cash flow difficulties.  Our Board determined that the proposed Transaction with TransCoastal provided for in the Agreement addressed our cash flow difficulties and were otherwise in the best interests of the Company and its Stockholders.

Material Effects of the Reverse Stock Split and Increased Authorized Shares

The principal effect of the Reverse Stock Split will be to reduce the number of issued and outstanding shares of Common Stock from approximately 35,644,696 on the Record Date to approximately 178,224 shares of Common Stock, although we expect to issue additional shares of Common Stock as fractional shares will be rounded up to a whole share up to maximum of 178,250 shares.  The authorized number of shares of Common Stock after the Reverse Stock Split and after the filing of the Name Change and Increased Authorized Shares Amendment will be 250,000,000, thereby increasing the possibility that, after the Reverse Stock Split and the Name Change and Increased Authorized Shares Amendment, issuance of additional shares of Common Stock will have a substantial dilutive effect on the Company’s existing common stock stockholders.

Pursuant to the Agreement, the Company agreed to purchase the TransCoastal’s entire selling shareholders issued and outstanding shares (the “TransCoastal Shares”) of common stock.  The purchase price was  in the form of certificate evidencing newly issued shares of (“Claimsnet Preferred Shares”) of Claimsnet’ s Series F Preferred Stock and issued to TransCoastal’s selling shareholders in the aggregate 3,721,036 Series F  Preferred Shares which, when converted in accordance with their terms, will equal 21,769,475 post-Reverse Stock Split shares of Claimsnet Common Stock in a transaction exempt from registration under the Securities Act of 1933, as amended, pursuant to Regulation D promulgated thereof.  In addition, the Agreement provides that Claimsnet shall conduct a reverse-stock split of 200 to 1, the outcome of which shall cause the Record Date Common Stock stockholders of Claimsnet to own, in the aggregate, a total of approximately 178,224 shares of Claimsnet Common Stock.

The Agreement provides that notwithstanding the aforementioned share amount, an upward adjustment (the “Adjustment”) will be made to the number of post-reverse split shares of Claimsnet Common stock to be issued to pre-Closing Claimsnet stockholders in the event the Fair Market Value (as defined in the Agreement) of TransCoastal is less than $53,000,000 at the time of the closing (the “Closing”) of the Transaction.

TransCoastal is an oil and gas exploration and production company focused primarily on the development of oil and gas reserves in the state of Texas.

The Agreement also provided that at the Closing all of the current directors of the Company will resign, except Don Crosbie, and certain affiliates of (the “New Directors”) of TransCoastal will be appointed to the Company’s Board of Directors.  The Company has filed with the Securities and Exchange Commission (the “Commission”) and will mail to its stockholders an Information Statement in compliance with Rule 14f-1 promulgated under the Exchange Act containing information about the New Directors.

The Company has filed with the Commission a Form 8-K, on April 30, 2013, with respect to the Agreement.  The Agreement is an exhibit to the Form 8-K.

The following chart depicts the common stock structure of the Company, both pre- and post-split (the post-split issued shares may differ slightly based on the number of fractional shares that are rounded up to whole shares), and after the filing of the Name Change and Increased Authorized Shares Amendment:

	Pre-Reverse Stock Split
Authorized Shares	Issued Shares	Authorized but Unissued
40,000,000 common	35,644,696	4,355,304

	Post-Reverse Stock Split
Authorized Shares	Issued Shares	Authorized but Unissued
40,000,000	21,947,675 (1)	18,052,325

Authorized Shares	Post-Increased Authorized Share Amendment	Authorized but Unissued
250,000,000	21,947,675(1)	228,052,325

(1)           Includes 178,250 shares held by the pre-Closing Company common stockholders and up to 21,769,475 shares to be issued to the holders of the Preferred Stock assuming 100% conversion but would not include any Common Stock issued after the Record Date.

Effect on Fractional Shares of Common Stock

All fractional shares of Common Stock resulting from the Reverse Stock Split will be rounded up to the nearest whole share up to maximum of 178,250 shares.  Stockholders will not receive fractional shares of Common Stock as a result of the Reverse Stock Split and the Company will not pay any cash to any stockholders for any fractional shares of Common Stock resulting from the Reverse Stock Split.

Effect on Registered and Beneficial Stockholders

Upon the Reverse Stock Split, the Company intends to treat any stockholders who hold Common Stock in “street name” through a bank, broker or other nominee, in the same manner as the registered stockholders whose shares are registered in their name.  Banks, brokers or other nominees will be instructed to affect the Reverse Stock Split for their beneficial holders holding the Common Stock in “street name.”  However, such banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split.  Stockholders who hold Common Stock in “street name” should contact their respective nominees with any questions regarding their procedures to effectuate the Reverse Stock Split.

How Reverse Stock Split and Increased Authorized Shares Will Be Effected

After delivery of this Information Statement to the Company’s stockholders of record and the expiration of the 20 day waiting period the Company will file the Certificate of Amendments with the Secretary of State of the State of Delaware to amend the Certificate of Incorporation effective as of the Effective Date.  Beginning on the Effective Date, each certificate representing pre-Reverse Stock Split shares will be deemed for all purposes to evidence ownership of post-Reverse Stock Split shares.

In 2012, the Board had proposed, and the Majority Stockholders approved, a 1000:1 reverse stock split because the Board believed that such prior reverse stock split would position the Company as a more attractive investment for investors and also allow the Company to move forward with a significant transaction, similar to the Agreement with TransCoastal, by issuing shares of Company Common Stock if a desirable opportunity was presented the Company.  The Board determined not to file the Certificate of Amendment relating to the prior reverse stock split with the Secretary of State of the State of Delaware but may decide to file the Certificate of Amendment with respect to the Reverse Stock Split with the Secretary of State of the State of Delaware even if the Transaction does not close.

The text of the Certificate of Amendment for the Reverse Stock Split is set forth in Exhibit A hereof and the text for the Certificate of Amendment for the Increased Authorized Shares is set forth in Exhibit B hereof.  The text of the Certificate of Amendments are subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board deems necessary and advisable to effect the Reverse Stock Split and Increased Authorized Shares.  In addition, if the Board decides to file both Amendments, the Company intends to combine the Amendments into a single Amendment reflecting both filings.

Certain Risks Factors Associated with the Reverse Stock Split and Increased Authorized Shares

Implementation of the Reverse Stock Split and Increased Authorized Shares entails various risks and uncertainties, including, without limitation, the following:

•
The Reverse Stock Split is being effectuated pursuant to the Agreement which resulted in a change in control of the Company and the Company entering into a new business, the oil and gas exploration business.

•
There can be no assurance that the Reverse Stock Split will result in a per share trading price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds;

•	The reduced number of shares that would be outstanding after the Reverse Stock Split and Increased Authorized Shared could adversely affect the liquidity of the Common Stock; and

•
After the Reverse Stock Split and the Increased Authorized Shares, the increase in the difference between issued and outstanding shares of Common Stock and authorized shares of Common Stock could potentially result in greater dilution of existing stockholders’ ownership of Common Stock.  If the Company issues additional shares of Common Stock, the ownership interest of holders of the Common Stock will be diluted.

No Rights of Appraisal

Under the laws of the State of Delaware, stockholders are not entitled to appraisal rights with respect to the Reverse Stock Split and the Company will not independently provide stockholders with any such right.

Potential Anti-Takeover Effect of the Reverse Stock Split and Increased Authorized Shares

Upon effectiveness of the Reverse Stock Split and Increased Authorized Shares, the number of authorized shares of Common Stock that are not issued or outstanding will increase relative to the number of shares of Common Stock that are issued and outstanding prior to the Reverse Stock Split and Increased Authorized Shares.  Any issuance of our Common Stock after the Amendments will dilute the ownership interest of the holders of the Common Stock as of the Record Date.

Vote Required to Amend the Certificate of Incorporation

The Amendments require the approval of the holders of a majority of the shares of our Common and Preferred Stock entitled to vote as of the Record Date. Holders of our Common Stock are entitled to one vote per share on all matters submitted to a vote. There were 35,644,696 shares of our Common Stock issued and outstanding as of the Record Date. On that date, stockholders representing 20,844,672 shares of Common Stock (53.4%) entitled to vote at a meeting, which is a majority of the shares outstanding, consented in writing to the Amendments. Holders of our Preferred Stock are entitled to 1170.076 votes per share on all matters submitted to vote. There were 3,721,036 shares of Preferred Stock issued and outstanding on the Record Date. On that date preferred stockholders representing 3,067,789 shares of Preferred Stock (82.1%) or 3,589,546,281 votes consented in writing to the Amendments

THE NAME CHANGE

General

The Board and the Holders have authorized the filing of the Name Change and Increased Authorized Shares Amendment to effectuate the Name Change.

Background

The Agreement provides that the name of the Company will be changed to TransCoastal Corporation.

How Name Change Will Be Effected

After delivery of this Information Statement to the Company stockholders of record as of the Record Date, and the expiration of the 20 day waiting period the Company will file the Certificate of Amendment with the Secretary of State of the State of Delaware to amend the Certificate of Incorporation effective as of the Effective Date.  The text of the Certificate of Amendment is set forth in Exhibit B hereof.  The text of the Certificate of Amendment is subject to modification to include such changes as may be required by the Secretary of State of the State of Delaware and as the Board deems necessary and advisable to effect the Name Change.  In addition, if the Board decides to file both Amendments, the Company intends to combine the Amendments into a single Amendment reflecting both Amendments.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information, as of May 9, 2013, concerning shares of Common and Preferred Stock of the Company held by (1) each stockholder known by the Company to beneficially own more than 5% of each class of shares issued and outstanding, (2) each director of the Company, (3) each executive officer of the Company, and (4) all directors and executive officers of the Company as a group:

       COMMON STOCK SHARES BENEFICIALLY OWNED

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class	Percent of Voting Power

Don Crosbie, Director	0	0	*
J. R. Schellenberg (1) Kohlrainstrasse 1 Kusnacht Switzerland CH-8700	2,845,206	8.0	*
Elmira United Corporation Swiss Tower – 16th Floor Panama Republic of Panama	17,999,466	50.5	*
All our directors and executive officers as a group (1 person)	0	0	*

*        Less than one percent.

(1)
Includes 2,103,206 shares owned of record by National Financial Corporation by virtue of Mr. Schellenberg serving as President and Director of MNS Enterprises, Inc, which in turn manages the activities of National Financial Corporation pursuant to a management agreement.

PREFERRED STOCK SHARES BENEFICIALLY OWNED

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class	Percent of Voting Power

Stuart G. Hagler, Director, CEO	1,025,574	27.6	27.3
W.A. Westmoreland, Director, President-Operations	1,019,592	27.4	27.1
David May, Director, President-Acquisitions	1,007,667	27.1	26.8
Judson F. Hoover, CFO	14,956	*	*
All our directors and executive officers as a group (4 persons)	3,067,789	82.2	81.2

Transfer Agent

Our transfer agent is:
Continental Stock Transfer & Trust Company
Attention: Ms. Alexandra M. Albrecht
17 Battery Place – 8th Floor
New York, NY 10004-1123
Telephone: 212-845-3224
Facsimile:  212-616-7615

OTHER MATTERS

No matters other than those discussed in this Information Statement are contained in the written consent signed by the holders of a majority of the voting power of the Company.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports and other information with the Securities and Exchange Commission (the “SEC”) relating to its business, financial condition and other matters.  Such reports and other information can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street NW, Washington, D.C. 20549. Copies of such material can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street NW, Washington D.C. 20549, at prescribed rates. The SEC maintains a website on the Internet (http://www.sec.gov) that contains the Exchange Act Filings filed electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS ACTED UPON

No officer or director of the Company has any substantial interest in the matters acted upon, other than his or her role as an officer or director of the Company.  No director of the Company opposed the actions disclosed herein.

PROPOSAL BY SECURITY HOLDERS

No security holder has requested the Company to include any proposal in this Information Statement.

EXPENSE OF INFORMATION STATEMENT

The expenses of mailing this Information Statement will be borne by the Company, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may hereafter supplement it. It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward the Information Statement to the beneficial owners of our Common Stock held of record by such persons and that our Company will reimburse them for their reasonable expenses incurred in connection therewith.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. The Company shall deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the documents was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to the Company at the address below or by calling the Company at the number below and requesting a copy of the Information Statement. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and annual reports.

COMPANY CONTACT INFORMATION

All inquiries regarding our Company should be addressed to our Company’s principal executive office:

Claimsnet.com, Inc.
Attn: Chief Executive Officer
17304 Preston Road, Suite 700, Dallas, Texas 75252
Telephone: (972) 818-0720

BY ORDER OF THE BOARD OF DIRECTORS

Stuart G. Hagler, Chief Executive Officer

/s/ Stuart G. Hagler
Dallas, Texas

May __, 2013

Exhibit A

Certificate of Amendment

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

CLAIMSNET.COM, INC.

I.

The name of the corporation is “Claimsnet.com, inc.”, a Delaware corporation (the “Corporation”).

The Certificate of Incorporation of the Corporation was filed with the Delaware Secretary of State on January 19, 1988 (the “Certificate of Incorporation”), and was most recently amended on April 1, 1999.  The Certificate of Incorporation as amended is referred to herein as the “Amended Certificate of Incorporation.”

II.

The Amended Certificate of Incorporation is hereby amended by adding thereto an Article thereof numbered “TWELFTH” to be and read in its entirety as follows:

“TWELFTH.    One-for-Two Hundred Reverse Stock Split.  Each two hundred shares of Common Stock held of record or held in the Corporation’s treasury as of the Effective Time (the “Old Common Stock”) shall be automatically reclassified and converted without further action by the Corporation or its stockholders, into one fully paid and non-assessable share of Common Stock.  No fractional share of Common Stock shall be issued to any holder of record of Old Common Stock upon such reclassification and conversion.  From and after the Effective Time, stockholders shall have no further interest with respect of any such fractional share and, in lieu thereof, the number of shares of Common Stock to be issued to each Shareholder will be rounded up to the nearest whole number; provided, however, that the maximum aggregate resulting shares of  Common Stock shall be 178,250 shares.

Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the number of whole shares of Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified; provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall be issued, upon surrender of such certificate, a new certificate or certificates representing the appropriate number of whole shares of Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified.

Nothing contained in this Article TWELFTH is intended to amend or modify any other paragraph of this Amended Certificate of Incorporation.”

III.

This Certificate of Amendment to the Certificate of Incorporation (the “Amendment”) shall be filed with the Delaware Secretary of State and be effective as of the filing date (the “Effective Time”).

IV.

The Board approved the Reverse Stock Split and this Amendment, and recommended that the Reverse Stock Split and this Amendment be submitted to the stockholders of the Corporation for approval.  The holders of a majority of the issued and outstanding shares of Common Stock and Preferred Stock entitled to vote hereon  have approved the Reverse Stock Split and the Amendment by written consent in lieu of special meeting in accordance with Section 228 of the General Corporation Law of the State of Delaware (“DGCL”).

V.

Said Amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

In witness whereof, the Corporation has caused this Amendment to be executed on the ______ day of June, 2013.

Claimsnet.com, Inc. a Delaware corporation By: _________________________ Print Name: Stuart G. Hagler Title: Chief Executive Officer

Exhibit B

Certificate of Amendment

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

CLAIMSNET.COM, INC.

I.

The name of the corporation is “Claimsnet.com, inc.”, a Delaware corporation (the “Corporation”).

The Certificate of Incorporation of the Corporation was filed with the Delaware Secretary of State on January 19, 1988 (the “Certificate of Incorporation”), and was most recently amended on April 1, 1999.  The Certificate of Incorporation as amended is referred to herein as the “Amended Certificate of Incorporation.”

II.

Article FIRST of the Amended Certificate of Incorporation is hereby amended be read in its entirety as follows:

“FIRST.                The name of the corporation is TransCoastal Corporation (the “Corporation”).”

III.

Article FOURTH of the Amended Certificate of Incorporation is hereby amended to read only in part as follows:

"A. The aggregate number of shares which the Corporation shall have the authority to issue is 275,000,000, at $.001 par, of which 250,000,000 shares shall be designated "Common Shares" and 25, 000,000 shares shall be designated "Preferred Shares"."

IV

This Certificate of Amendment to the Certificate of Incorporation (the “Amendment”) shall be filed with the Delaware Secretary of State and be effective as of the filing date (the “Effective Time”).

V.

The Board approved this Amendment, and recommended that this Amendment be submitted to the stockholders of the Corporation for approval.  The holders of a majority of the issued and outstanding shares of Common Stock and Preferred Stock entitled to vote hereon have approved this Amendment by written consent in lieu of special meeting in accordance with Section 228 of the General Corporation Law of the State of Delaware (“DGCL”).

V.

Said Amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

In witness whereof, the Corporation has caused this Amendment to be executed on the _______ day of _________, 2013.

Claimsnet.com, Inc. a Delaware corporation By: _________________________ Print Name: Stuart G. Hagler Title: Chief Executive Officer